UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2016

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Stock Purchase Agreement

On November 30, 2016, G-III Apparel Group, Ltd. (the “Company”), entered into Amendment No. 1 to Stock Purchase Agreement (the “Amendment”) with LVMH Moet Hennessy Louis Vuitton, Inc., a Delaware corporation (“LVMH”), which amended the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated July 22, 2016, by and between the Company and LVMH, pursuant to which the Company agreed to purchase all of the outstanding capital stock of Donna Karan International Inc., a Delaware corporation (“DKI”), from LVMH (the “DKI Acquisition”), subject to the terms and conditions set forth therein. The Stock Purchase Agreement is more fully described in, and a copy of the Stock Purchase Agreement is filed as Exhibit 2.1 to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2016.

Pursuant to the Amendment, the Stock Purchase Agreement was amended to, among other things, (i) increase, from $657,000 to $5,157,000, the “Delayed Employee and Other Costs” (as defined in the Amendment) subtracted from the calculation of the Estimated Cash Consideration (as defined in the Stock Purchase Agreement) for the DKI Acquisition, and (ii) increase the principal amount of the LVMH Note (as defined below) to be issued by the Company to LVMH as a portion of the consideration for the DKI Acquisition pursuant to the Stock Purchase Agreement from $75 million to $125 million, and to change the maturity terms thereof to provide that (A) $75 million of the principal and all accrued and unpaid interest thereon shall be due and payable by the Company on the earlier of 6.5 years after the date of issuance of the LVMH Note or the occurrence of certain Events of Default (as defined in the LVMH Note) and (B) the balance of the principal and unpaid interest and all other amounts payable under the LVMH Note shall be due and payable by the Company on the earlier of 7 years after the date of issuance of the LVMH Note or the occurrence of certain Events of Default.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Credit Agreement

On December 1, 2016, the Company’s subsidiaries, G-III Leather Fashions, Inc. (“G-III Leather”), Riviera Sun, Inc., CK Outerwear, LLC, Andrew & Suzanne Company Inc., AM Retail Group, Inc., The Donna Karan Company Store LLC and The Donna Karan Company LLC (collectively, the “Borrowers”), entered into an amended and restated credit agreement (the “ABL Credit Agreement”) with the Lenders named therein and with JPMorgan Chase Bank, N.A., as Administrative Agent. The ABL Credit Agreement is a five year senior secured credit facility providing for borrowings in the aggregate principal amount of up to $650,000,000. The Company and its subsidiaries, G-III Apparel Canada ULC, AM Apparel Holdings, Inc., Gabrielle Studio, Inc., Donna Karan International Inc. and Donna Karan Studio LLC (the “Guarantors”), are Loan Guarantors under the ABL Credit Agreement.

The ABL Credit Agreement refinances, amends and restates the Credit Agreement, dated as of August 6, 2012 (as amended, supplemented or otherwise modified from time to time prior to December 1, 2016, the “Prior Credit Agreement”), by and among the Borrowers and the Loan Guarantors (each as defined therein) party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., in its capacity as the administrative agent thereunder. The Prior Credit Agreement provided for borrowings of up to $450 million and was due to expire in August 2017.

Amounts available under the ABL Credit Agreement are subject to borrowing base formulas and overadvances as specified in the ABL Credit Agreement. Borrowings bear interest, at the Borrowers’ option, at LIBOR plus a margin of 1.25% to 1.75% or an alternate base rate (defined as the greatest of (i) the “prime rate” of JPMorgan Chase Bank, N.A. from time to time, (ii) the federal funds rate plus 0.5% and (iii) the LIBOR rate for a borrowing with an interest period of one month) plus a margin of 0.25% to 0.75%, with the applicable margin determined based on Borrowers’ availability under the ABL Credit Agreement. The ABL Credit Agreement is secured by specified assets of the Borrowers and the Guarantors.

On December 1, 2016, the Borrowers borrowed an aggregate of $40.0 million under the ABL Credit Agreement to pay off all outstanding amounts under the Prior Credit Agreement and to pay certain fees and expenses in connection with the ABL Credit Agreement. In addition, on December 1, 2016, an additional $230.0 million was borrowed under the ABL Credit Agreement to fund a portion of the purchase price with respect to the DKI Acquisition.

JPMorgan Chase Bank, N.A. was the agent and a lender under the Prior Credit Agreement. JPMorgan Chase Bank, N.A. and its affiliates from time to time have provided in the past and may in the future provide commercial lending and financial advisory services to the Company and its subsidiaries in the ordinary course of business.

The foregoing summary of the ABL Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Term Loan Credit Agreement

General

On December 1, 2016, the Company entered into a Credit Agreement with the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent (the “Term Loan Credit Agreement”).

The Term Loan Credit Agreement provides for term loans in an aggregate principal amount of $350.0 million (the “Term Loans”), which were drawn in full on December 1, 2016. The Company used the proceeds to fund the cash portion of the purchase price with respect to the DKI Acquisition, with the remainder being used for general corporate purposes. Also on December 1, 2016, the Company refinanced $50 million in principal amount of the Term Loans, reducing the principal balance of the Term Loans to $300 million. The Term Loans and other obligations under the Term Loan Credit Agreement are guaranteed by certain of the Company’s restricted subsidiaries (the “Guarantors”).

The Term Loan Credit Agreement permits the Company to incur, from time to time, additional incremental term loans under the Term Loan Credit Agreement (subject to obtaining commitments for such term loans) and other pari passu lien indebtedness, subject to an overall limit of (x) $125.0 million plus (y) such additional amount that would cause the Company’s first lien leverage ratio not to exceed 2.25 to 1.00 on a pro forma basis. Any such incremental term loans and other pari passu lien indebtedness are permitted to share in the Collateral described below on a pari passu basis with the Term Loans.

Maturity and Interest Rate

The Term Loans will mature in December 2022. The Term Loans is subject to amortization payments of 0.625% of the original aggregate principal amount of the Term Loans per quarter, with the balance due at maturity. Interest on the outstanding principal amount of the Term Loans accrues at a rate equal to LIBOR plus an applicable margin of 5.25% or an alternate base rate (defined as the greatest of (i) the “prime rate” as published by the Wall Street Journal from time to time, (ii) the federal funds rate plus 0.5% and (iii) the LIBOR rate for a borrowing with an interest period of one month) plus 4.25%, per annum, payable in cash.

Collateral

Subject to certain permitted liens and other exclusions and exceptions, the Term Loans are secured (i) on a first-priority basis by a lien on, among other things, the Company’s real estate assets, equipment and fixtures, equity interests and intellectual property and certain related rights owned by the Company and the Guarantors (the “Term Priority Collateral”) and (ii) by a second-priority security interest in the Company’s and the Guarantors’ other assets (together with the Term Priority Collateral, the “Collateral”), which secures on a first-priority basis the Company’s asset-based loan facility described above under the caption “—Amended and Restated Credit Agreement”.

Optional Prepayment

The Term Loans may be prepaid, at the option of the Company, in whole or in part, at any time at par plus accrued interest, and, in the case of prepayments from the proceeds of certain refinancings prior to December 1, 2017, subject to a 1% prepayment fee applicable.

Mandatory Prepayment

The Term Loans are required to be prepaid with the proceeds of certain asset sales if such proceeds are not applied as required by the Term Loan Credit Agreement within certain specified deadlines.

The Term Loans are also required to be prepaid in an amount equal to 75% of the Excess Cash Flow (as defined in the Term Loan Credit Agreement) of the Company with respect to each fiscal year ending on or after January 31, 2018. The percentage of Excess Cash Flow that must be so applied is reduced to 50% if the Company’s senior secured leverage ratio is less than 3.00 to 1.00, to 25% if the Company’s senior secured leverage ratio is less than 2.75 to 1.00 and to 0% if the Company’s senior secured leverage ratio is less than 2.25 to 1.00.

Lenders may elect not to accept mandatory prepayments.

Change of Control

The occurrence of specified change of control events constitute an event of default under the Term Loan Credit Agreement.

Certain Covenants

The Term Loan Credit Agreement limits the Company’s and its restricted subsidiaries’ ability to:

•	incur additional indebtedness;
•	make dividend payments or other restricted payments;
•	create liens;
•	sell assets (including securities of the Company’s restricted subsidiaries);
•	permit certain restrictions on dividends and transfers of assets by the Company’s restricted subsidiaries;
•	enter into certain types of transactions with shareholders and affiliates; and
•	enter into mergers, consolidations, or sales of all or substantially all of the Company’s assets.

These covenants are subject to important exceptions and qualifications. The Term Loan Credit Agreement also contains affirmative covenants and events of default that are customary for credit agreements governing term loans.

Barclays Bank PLC or its affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its subsidiaries in the ordinary course of business. Barclays Capital Inc., an affiliate of Barclays Bank PLC, served as financial advisor to the Company in connection with the DKI Acquisition.

The foregoing summary of the Term Loan Credit Agreement does not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

LVMH Note

On December 1, 2016, the Company issued to LVMH, as a portion of the consideration for the DKI Acquisition pursuant to the Stock Purchase Agreement, as amended by the Amendment, a junior lien secured promissory note in favor of LVMH in the principal amount of $125 million (the “LVMH Note”) that bears interest at the rate of 2% per year. The maturity provisions of the LVMH Note are described in clause (ii) of the second paragraph above under the caption “—First Amendment to Stock Purchase Agreement” and incorporated herein by reference. The foregoing summary of the terms of the LVMH Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the LVMH Note, a copy of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the issuance of the LVMH Note, LVMH entered into (i) a subordination agreement with Barclays Bank PLC, as administrative agent for the lenders party to the Term Loan Credit Agreement and collateral agent for the Senior Secured Parties thereunder and JPMorgan Chase Bank, N.A., as administrative agent for the lenders and other Senior Secured Parties under the ABL Credit Agreement, providing that the Company’s obligations under the LVMH Note are subordinate and junior to the Company’s obligations under the ABL Credit Agreement and Term Loan Credit Agreement, and (ii) a pledge and security agreement with the Company and G-III Leather, pursuant to which the Company and G-III Leather granted to LVMH a security interest in specified collateral to secure the Company’s payment and performance of its obligations under the LVMH Note that is subordinate and junior to the security interest granted by the Company with respect to its obligations under the ABL Credit Agreement and Term Loan Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 1, 2016, the Company completed the DKI Acquisition. The total purchase price of $650 million, subject to adjustments, paid by the Company to LVMH for the DKI Acquisition consisted of a combination of (i) cash, (ii) 2,608,877 newly issued shares of common stock, par value $0.01 per share, of the Company (“Common Stock” and such shares the “Consideration Shares”) valued at $75 million in the aggregate in accordance with the Stock Purchase Agreement (as further described under Item 3.02 below) and (iii) the LVMH Note in the principal amount of $125 million. As described in Items 1.01 above and 2.03 below, the cash portion of the Purchase Price was paid from the proceeds of the ABL Credit Agreement and the Term Loan Facility, as well as cash on hand.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with LVMH in which it granted piggyback registration rights to LVMH with respect to the Consideration Shares for two years from December 1, 2016. The foregoing summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of the form of which is included in Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 28, 2016, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As described under Item 1.01 above (the content of which is incorporated herein by reference), in connection with the DKI Acquisition, the Company has (i) entered into the ABL Credit Agreement and the Term Loan Credit Agreement, and (ii) issued the LVMH Note.

Item 3.02 Unregistered Sales of Equity Securities

As described under Item 2.01 above (the content of which is incorporated herein by reference), on December 1, 2016, the Company issued the Consideration Shares to LVMH as portion of the purchase price for the DKI Acquisition under the Stock Purchase Agreement. The Consideration Shares consist of 2,608,877 shares of Common Stock, valued at $28.748 per share, which price per share is the volume weighted average price of the Common Stock on the NASDAQ Stock Market over the five consecutive trading days ending on November 30, 2016. The Consideration Shares were issued pursuant to the exemption from registration provided under Regulation D and Section 4(a)(2) of the Securities Act, as a transaction with a single, sophisticated investor not involving a public offering.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired. The financial statements of DKI for all applicable periods required to be filed under this Section 9.01 will be filed by amendment no later than 71 calendar days after the due date of this Form 8-K.

(b) Pro forma financial information. The pro forma financial statements required to be filed under this Section 9.01 as a result of the DKI Acquisition will be filed by amendment no later than 71 calendar days after the due date of this Form 8-K.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Amendment No. 1 to Stock Purchase Agreement, dated November 30, 2016, by and between the Company and LVMH.

10.2	Amended and Restated Credit Agreement, dated as of December 1, 2016, among G-III Leather, Riviera Sun, Inc., CK Outerwear, LLC, Andrew & Suzanne Company, Inc., AM Retail Group, Inc., The Donna Karan Company Store, LLC and The Donna Karan Company LLC, as Borrowers, the other Borrowers party thereto, the Loan Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.

10.3	Credit Agreement, dated as of December 1, 2016, among the Company, the other loan parties thereto, the lenders party thereto and Barclays Bank PLC, as the Administrative Agent.

10.4	Promissory Note, dated December 1, 2016, from the Company to LVMH.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: December 6, 2016

	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer